Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                       CONTACT:
    Packaging Dynamics Corporation              Ms. Sharon Thompson
    3900 West 43rd Street                       Packaging Dynamics Corporation
    Chicago, IL  60632                          (773) 843-8013


            Packaging Dynamics Corporation Reports Results for the
            ------------------------------------------------------
                      Second Quarter Ended June 30, 2004
                      ----------------------------------

Chicago, IL: Thursday, July 29, 2004 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the second quarter ended June 30, 2004.

Consolidated Results:
--------------------

The Company reported net income for the second quarter of $2.5 million, or $0.24 per diluted share, a 61.7% increase over net income of $1.5 million, or $0.16 per diluted share, reported in the second quarter of 2003.

For the six months ended June 30, 2004, the Company reported net income of $3.9 million, or $0.39 per diluted share, an increase of 52.3% over net income of $2.6 million, or $0.27 per diluted share, for the six months ended June 30, 2003.

Continuing Operations:
---------------------

Continuing operations is comprised of the Company's core converting operations which serve various food packaging and specialty laminations markets.

Net sales for the second quarter were $69.7 million, a 14.3% increase over net sales of $61.0 million in the second quarter of 2003. Approximately 50% of the increase in net sales was attributable to the Iuka plant which the Company acquired in December 2003. The remainder of the increase was attributable to a combination of unit volume growth in key end markets as well as the impact of raw material related pricing actions.

Income from operations for the second quarter was $5.7 million, a 9.4% increase over income from operations of $5.2 million in the second quarter of 2003. The increase in income from operations was attributable to increased sales in the Company's base business, earnings from the recently acquired Iuka plant, and the results of operational improvement initiatives partially offset by timing differences in the pass through of raw material cost increases and higher operating expenses. Operating margin for the second quarter declined to 8.2% compared to 8.6% in the second quarter of 2003 as the Company was negatively impacted by rising raw material prices and relatively lower margins at the recently acquired Iuka plant.

Net income from continuing operations for the second quarter was $2.8 million, or $0.28 per diluted share, an 18.9% increase over net income from continuing operations of $2.3 million, or $0.24 per diluted share, in the second quarter of 2003. The increase was attributable to the $0.5 million increase in income from operations discussed above and a $0.2 million decline in interest expense due to reduced debt levels and lower interest rates. The effective tax rate was 39.5%, unchanged from the second quarter of 2003.

For the six months ended June 30, 2004 as compared to the corresponding prior year period, net sales increased 14.8% to $138.3 million, income from operations increased 11.6% to $10.0 million and net income from continuing operations increased 20.5% to $4.6 million, or $0.46 per diluted share.

Discontinued Operations:
-----------------------

Discontinued operations is comprised of the Company's Specialty Paper operation which was exited during the fourth quarter of 2003.

Net loss from discontinued operations was $0.3 million, or $0.04 per diluted share, compared to a net loss of $0.8 million, or $0.08 per diluted share, in the second quarter of 2003. The net loss from discontinued operations for the current quarter represents approximately $0.8 million of pretax costs associated with the ongoing program to clear the site, recover assets and dispose of the Detroit property, offset by approximately $0.3 million of proceeds from the sale of equipment.

For the six months ended June 30, 2004, net loss from discontinued operations was $0.7 million, or $0.07 per diluted share, compared to a net loss of $1.3 million, or $0.13 per diluted share, for the six months ended June 30, 2003.

Balance Sheet:
-------------

Total debt at June 30, 2004 was $67.9 million, a $4.8 million reduction from $72.7 million at December 31, 2003. The ratio of total debt to EBITDA from continuing operations for the trailing four quarters (as adjusted for the loss on sale of equipment in 2003) decreased to 2.7x compared to 3.0x at December 31, 2003. The net amount of non-cash non-debt working capital components (accounts receivable plus inventory and prepaid expenses less accounts payable and accrued expenses) at June 30, 2004 was essentially unchanged compared to December 31, 2003.

Summary and Outlook:
-------------------

"Packaging Dynamics achieved solid results in the second quarter. The strong revenue growth trend experienced in the first quarter continued through the second quarter. Strong volume growth coupled with the partial pass through of raw material price increases resulted in another quarter of positive year-over-year earnings growth. Integration of the Iuka plant continued to progress well during the quarter as sales again exceeded expectations while earnings and margins improved. The impact of announced price increases and ongoing productivity and cost reduction programs are expected to positively impact earnings and margins for the balance of 2004. We continue to target diluted earnings per share from continuing operations of $1.00 to $1.05 in 2004," said Frank Tannura, Chairman.

Earnings Call:
-------------

The Company will hold a conference call on Friday, July 30, 2004 at 10:00 a.m.
(ET) to discuss the news release. For access to the conference call, please dial 800-230-1074 (U.S.) by 9:45 a.m. (ET) on July 30th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on July 30th through 12:59 a.m. (ET) on August 14th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 736868.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three and six months ended June 30, 2004.

                        PACKAGING DYNAMICS CORPORATION
                        ------------------------------
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------
                 (dollars in thousands, except per share data)
                 ---------------------------------------------
                                  (unaudited)
                                  -----------


                                                             For the three months ended June 30,
                                                                  2004                  2003
                                                             -------------          ------------

Net sales                                                    $       69,742        $       60,990
Cost of goods sold                                                   59,575                52,165
                                                            ----------------       ---------------
Gross profit                                                         10,167                 8,825
Operating expenses                                                    4,447                 3,597
                                                            ----------------       ---------------
Income from operations                                                5,720                 5,228
Interest expense                                                      1,158                 1,391
                                                            ----------------       ---------------
Income before income taxes                                            4,562                 3,837
Income tax provision                                                  1,802                 1,516
                                                            ----------------       ---------------
Income from continuing operations                                     2,760                 2,321
Loss from discontinued operations                                      (310)                 (806)
                                                            ----------------       ---------------
Net income                                                   $        2,450        $        1,515
                                                            ================       ===============

Income (loss) per share:
Basic:
Continuing operations                                         $        0.29         $        0.24
Discontinued operations                                               (0.04)                (0.08)
                                                            ----------------       ---------------
Net income                                                    $        0.25        $         0.16
                                                            ================       ===============
Fully diluted:
Continuing operations                                         $        0.28        $         0.24
Discontinued operations                                               (0.04)       $        (0.08)
                                                            ----------------       ---------------
Net income                                                    $        0.24        $         0.16
                                                            ================       ===============
Weighted average shares outstanding (000s):
Basic                                                                 9,682                 9,668
                                                            ================       ===============
Fully diluted                                                        10,015                 9,760
                                                            ================       ===============

--------------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to EBITDA
Income from operations                                       $        5,720        $        5,228
Depreciation and amortization                                         1,335                 1,437
                                                            ----------------       ---------------
EBITDA                                                       $        7,055        $        6,665
                                                            ================       ===============

                                 PACKAGING DYNAMICS CORPORATION
                                 ------------------------------
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                              -------------------------------------
                         (dollars in thousands, except per share data)
                         ---------------------------------------------
                                           (unaudited)
                                           -----------


                                                                        For the six months ended June 30,
                                                                            2004                 2003
                                                                      --------------       --------------

Net sales                                                            $      138,276         $      120,467
Cost of goods sold                                                          119,049                103,714
                                                                     ---------------        ---------------
Gross profit                                                                 19,227                 16,753
Operating expenses                                                            9,215                  7,781
                                                                     ---------------        ---------------
Income from operations                                                       10,012                  8,972
Interest expense                                                              2,358                  2,627
                                                                     ---------------        ---------------
Income before income taxes                                                    7,654                  6,345
Income tax provision                                                          3,023                  2,501
                                                                     ---------------        ---------------
Income from continuing operations                                             4,631                  3,844
Loss from discontinued operations                                              (699)                (1,262)
                                                                     ---------------        ---------------
Net income                                                           $        3,932         $        2,582
                                                                     ===============        ===============

Income (loss) per share:
Basic:
Continuing operations                                                $         0.48         $         0.40
Discontinued operations                                                       (0.07)                 (0.13)
                                                                     ---------------        ---------------
Net income                                                           $         0.41         $         0.27
                                                                     ===============        ===============
Fully diluted:
Continuing operations                                                $         0.46         $         0.40
Discontinued operations                                                       (0.07)        $        (0.13)
                                                                     ---------------        ---------------
Net income                                                           $         0.39         $         0.27
                                                                     ===============        ===============
Weighted average shares outstanding (000s):
Basic                                                                         9,682                  9,653
                                                                     ===============        ===============
Fully diluted                                                                 9,994                  9,714
                                                                     ===============        ===============

-----------------------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to EBITDA
Income from operations                                               $       10,012         $        8,972
Depreciation and amortization                                                 2,819                  2,956
                                                                     ---------------        ---------------
EBITDA                                                               $       12,831         $       11,928
                                                                     ===============        ===============


                                    PACKAGING DYNAMICS CORPORATION
                                    ------------------------------
                                     CONSOLIDATED BALANCE SHEETS
                                     ---------------------------
                            (dollars in thousands, except per share data)
                            ---------------------------------------------
                                             (unaudited)
                                             -----------


                                                                                      June 30,           December 31,
                                                                                       2004                 2003
                                                                                  ----------------     ---------------
                                    ASSETS                                          (unaudited)

Current Assets:
         Cash and cash equivalents...........................................        $     1,262        $        453
         Accounts receivable trade (net of allowance for doubtful
              accounts of $477 and $375).....................................             25,664              24,751
         Inventories.........................................................             22,266              21,740
         Prepaid expenses and other..........................................              2,631               2,567
                                                                                  ----------------     ---------------
              Total current assets...........................................             51,823              49,511
                                                                                  ----------------     ---------------

Property, Plant and Equipment:
        Property, plant and equipment........................................             70,440              67,187
        Less -- accumulated depreciation.....................................            (26,183)            (23,582)
                                                                                  ----------------     ---------------
              Total property, plant and equipment............................             44,257              43,605
                                                                                  ----------------     ---------------
Other Assets:
         Goodwill............................................................             42,969              43,724
         Other...............................................................              1,612               1,819
                                                                                  ----------------     ---------------
              Total other assets.............................................             44,581              45,543
                                                                                  ----------------     ---------------
Total Assets.................................................................        $   140,661         $   138,659
                                                                                  ================     ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Current maturities of long-term debt................................        $     6,450         $     5,950
         Accounts payable....................................................             21,938              20,385
         Accrued salary and wages............................................              4,138               4,081
         Other accrued liabilities...........................................              6,218               6,276
                                                                                  ----------------     ---------------
              Total current liabilities......................................             38,744              36,692

Long-term Debt...............................................................             61,400              66,700
Other Liabilities............................................................              2,712               2,692
Deferred Income Taxes........................................................              3,477               1,185
                                                                                  ----------------     ---------------
Total Liabilities............................................................            106,333             107,269
                                                                                  ----------------     ---------------

Commitments and Contingencies................................................     ----------------     ---------------

Stockholders' Equity:

         Common stock, $.01 par value - 40,000,000 shares authorized; and
            9,681,504 shares issued and outstanding at
            June 30, 2004 and December 31, 2003..............................                 97                  97
         Preferred stock, $.01 par value - 5,000,000 shares authorized;
            and no shares issued and outstanding.............................                  -                   -
         Paid in capital in excess of par value..............................             46,003              46,003
         Other comprehensive income..........................................                164                 190
         Accumulated deficit.................................................            (11,936)            (14,900)
                                                                                  ----------------     ---------------
              Total stockholders' equity.....................................             34,328              31,390
                                                                                  ----------------     ---------------
Total Liabilities and Stockholders' Equity...................................        $    140,661        $   138,659
                                                                                  ================     ===============

                                        PACKAGING DYNAMICS CORPORATION
                                        ------------------------------
                                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ------------------------------------
                                            (dollars in thousands)
                                            ----------------------
                                                 (unaudited)
                                                 -----------

                                                                                              For the Six Months Ended
                                                                                          ----------------------------------
                                                                                            June 30,           June 30,
                                                                                              2004               2003
                                                                                          --------------    ----------------
Cash flows from operating activities:

    Net income (loss)................................................................        $    3,932         $     2,582
    Adjustments to reconcile net income to net cash from operating activities:
      Depreciation and amortization..................................................             2,819               4,097
      Amortization of deferred finance costs.........................................               172                 522
      Loss on Disposal of Equipment..................................................                 -                   7
      Provision for doubtful accounts................................................                98                 (66)
      Deferred income taxes..........................................................             2,292                   -
      Changes in assets and liabilities:
         Accounts receivable.........................................................            (1,316)             (1,240)
         Inventories.................................................................              (439)              1,201
         Other assets................................................................            (1,140)               (201)
         Accounts payable and accrued liabilities....................................             4,621               2,567
                                                                                        --------------    ----------------
         Net cash from continuing operating activities...............................            11,039               9,469
         Net cash used by discontinued operating activities..........................            (1,779)             (1,891)
                                                                                          --------------    ----------------
         Net cash from operating activities                                                       9,260               7,578
                                                                                          --------------    ----------------
Cash flows used by investing activities:

    Proceeds from sale of assets.....................................................                 -                   2
    Acquisitions, net of cash acquired...............................................               704                (198)
    Additions to property, plant and equipment.......................................            (3,653)             (2,566)
                                                                                          --------------    ----------------
         Net cash used by continuing investing activities............................            (2,949)             (2,762)

         Net cash from (used by) discontinued investing activities...................               411                (574)
                                                                                          --------------    ----------------
         Net cash used by investing activities.......................................            (2,538)             (3,336)
                                                                                          --------------    ----------------
Cash flows used by financing activities:

    Principal payments for loan obligations..........................................            (2,500)             (3,360)
    Proceeds under revolving line of credit..........................................            27,800              23,500
    Repayments under revolving line of credit........................................           (30,100)            (23,500)
    Payment of dividends.............................................................              (968)                  -
    Other, net.......................................................................              (145)                131
                                                                                          --------------    ----------------
         Net cash used by financing activities.......................................            (5,913)             (3,229)
                                                                                          --------------    ----------------
         Net increase in cash and cash equivalents...................................               809               1,013

         Cash and cash equivalents at beginning of period............................               453               1,864
                                                                                          --------------    ----------------
         Cash and cash equivalents at end of period..................................           $ 1,262             $ 2,877
                                                                                          ==============    ================